UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2017

REXNORD CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

247 Freshwater Way, Suite 300 Milwaukee, Wisconsin (Address of principal executive offices)	53204 (Zip Code)

(414) 643-3739
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Rexnord Corporation (the “Company”) approved, effective January 5, 2017, an amendment to Article III, Section 3.4 of the Company’s Amended and Restated By-Laws (the “By-Laws”) to provide that if a potential new director nominee or incumbent director nominee for the Board of Directors does not receive a majority of the votes cast for him or her in an uncontested election, then such person must submit a resignation that is contingent upon the acceptance of the Board of Directors.

Within 90 days of receiving the certified vote pertaining to such uncontested election, the Board of Directors will determine whether to accept or reject the individual’s resignation after considering any factors or other information that it determines to be appropriate and relevant. Following acceptance or rejection of the resignation, the Company will promptly disclose its decision, together with an explanation of the process by which the decision was made and, if applicable, the Board’s reason(s) for rejecting the resignation.

A copy of the By-Laws, as amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Rexnord Corporation, as amended through January 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rexnord Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 9th day of January, 2017.

REXNORD CORPORATION

By:	/S/ Patricia M. Whaley
Patricia M. Whaley
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Rexnord Corporation, as amended through January 5, 2017.